Sub-Item 77I: Terms of New or Amended Securities

Effective July 31, 2015, the Goldman Sachs Absolute Return Tracker Fund,
 Goldman Sachs Commodity Strategy Fund, Goldman Sachs
 Dynamic Allocation Fund, Goldman Sachs
International Real Estate Securities Fund and
 Goldman Sachs Real Estate Securities Fund (the Funds) commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Funds are described in Post-Effective Amendment No. 478 to the Registrants
 Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015
 (Accession No. 0001193125-15-273038).

Effective July 31, 2015, the Goldman Sachs
Balanced Strategy Portfolio, Goldman Sachs
 Equity Growth Strategy Portfolio,
Goldman Sachs Growth and Income Strategy Portfolio,
 Goldman Sachs Growth Strategy Portfolio and
 Goldman Sachs Satellite Strategies Portfolio (the Funds) commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Funds are described in Post-Effective Amendment No. 479 to the
 Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-273065).

Effective August 31, 2015, the Goldman Sachs
 Global Real Estate Securities Fund commenced offering Class A, Class C, Institutional,
Class IR, Class R and Class R6 Shares (the Shares).
 The terms of the Shares for the Fund are described in Post-Effective Amendment No. 494 to the
 Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-308337).